UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 3, 2013

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
635 Hood Road
Markham, Ontario, Canada L3R 4N6
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Regarding the independence of the Company’s board of directors and the method(s) by which the Company intends to reestablish an independent board of directors, the Company is actively conducting a director search for a qualified candidate or candidates who could join the Company’s board of directors as soon as practicable following our annual meeting.  The Company’s new director(s) will not only satisfy the independence requirements under Nasdaq’s listing standards but will have no material connection to our Company (that is, no material financial, personal, business, or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being appointed to the board of directors.  A director could be a shareholder or affiliated with or introduced to the company by one.  The Company is committed to having a new director or directors in place within no more than six months after the upcoming annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2013	SMTC CORPORATION

By: /s/ Lawrence H. Silber
Name: Lawrence H. Silber
Title: Interim President and Chief Executive Officer